Exhibit 8

Principal Subsidiary Undertakings as at 31 December 2012

Incorporated and operating in		% held	Products and services
Europe Materials
Belgium	VVM N.V.	100	Cement transport and trading, readymixed concrete, clinker grinding
Britain & Northern Ireland	Northstone (NI) Limited (including Farrans, Ready Use Concrete, R.J. Maxwell & Son, Scott (Toomebridge) Limited)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
	Premier Cement Limited	100	Marketing and distribution of cement
	T.B.F. Thompson (Properties) Limited	100	Property development
China	Harbin Sanling Cement Company Limited*	100	Cement
Finland	Finnsementti Oy	100	Cement
	Rudus Oy	100	Aggregates, readymixed concrete and concrete products
Ireland	Irish Cement Limited	100	Cement
	Clogrennane Lime Limited	100	Burnt and hydrated lime
	Roadstone Wood Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, concrete blocks
			and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Netherlands	Cementbouw B.V.	100	Cement transport and trading, readymixed concrete and aggregates
Poland	Bosta Beton Sp. z o.o.	90.3	Readymixed concrete
	Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing
	Grupa Ożarów S.A.	100	Cement
	Grupa Prefabet S.A.*	100	Concrete products
	Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
	O.K.S.M. S.A.	99.96	Aggregates
	Polbruk S.A.	100	Readymixed concrete and concrete paving
	ZPW Trzuskawica S.A.	100	Production of lime and lime products
Spain	Beton Catalan S.A.	100	Readymixed concrete
	Cabi S.A.	99.99	Cementitious materials
	Cantera de Aridos Puig Broca S.A.	99.81	Aggregates
	Explotacionde Aridos Calizos S.A.	100	Aggregates
	Formigo i Bigues S.A.	99.81	Aggregates
	Formigons Girona S.A.	100	Readymixed concrete and precast concrete products
	Suberolita S.A.	100	Readymixed concrete and precast concrete products
	Tamuz S.A.	100	Aggregates
Switzerland	JURA-Holding AG	100	Cement, aggregates and readymixed concrete
Ukraine	LLC Cement*	51	Cement and clinker grinding
	OJSC Podilsky Cement	98.89	Cement

Incorporated and operating in		% held	Products and services
Europe Products & Distribution
Austria	Distribution
	Quester Baustoffhandel GmbH	100	Builders merchants
Belgium	Products
	Douterloigne N.V.	100	Concrete floor elements, pavers and blocks
	Ergon N.V.	100	Precast concrete structural elements
	Marlux Klaps N.V.	100	Concrete paving, sewerage and water treatment
	Oeterbeton N.V.	100	Precast concrete
	Prefaco N.V.	100	Precast concrete structural elements
	Remacle S.A.	100	Precast concrete products
	Schelfhout N.V.	100	Precast concrete wall elements
	J. De Saegher Steenhandel N.V.	100	Clay brick factors
	Plakabeton N.V.	100	Construction accessories
	Distribution
	Lambrechts N.V.	100	Builders merchants
	Sax Sanitair N.V.	75	Sanitary ware, heating and plumbing
	Schrauwen Sanitair en Verwarming BVBA	100	Sanitary ware, heating and plumbing
	Van Neerbos België N.V.	100	DIY stores
Britain & Northern	Products
Ireland	Anchor Bay Construction Products	100	Construction accessories
	Ancon Limited	100	Construction accessories
	Broughton Controls Limited	100	Access control systems
	CRH Fencing & Security Group (UK) Limited	100	Security fencing
	FCA Wholesalers Limited	100	Construction accessories
	Forticrete Limited	100	Concrete masonry products and rooftiles
	Geoquip Limited	100	Perimeter intrusion detection systems
	Helifix Limited	100	Construction ties, fixings and masonry repair systems
	Ibstock Brick Limited	100	Clay brick manufacturer
	Kevington Building Products Limited	100	Specialist brick fabricator
	Manchester Brick and Precast Limited	100	Brick-clad precast components
	Supreme Concrete Limited	100	Concrete fencing, lintels and floorbeams
	TangoRail Limited	100	Non-welded railing systems
	Trinity Bricks Limited	100	Clay brick factors
	West Midland Fencing Limited	100	Security fencing
Denmark	Products
	Betongruppen RBR A/S	100	Concrete paving manufacturer
	CRH Concrete A/S	100	Structural concrete products
France	Products
	Béton Moulé Industriel S.A.	99.95	Precast concrete products
	Heras Clôture S.A.R.L.	100	Temporary fencing
	Marlux	100	Concrete paving manufacturer
	Plakabeton France S.A.S.	100	Construction accessories
	Ste. Heda S.A.	100	Security fencing
	Stradal	100	Utility and infrastructural concrete products
	Distribution
	CRH Ile de France Distribution	100	Builders merchants

Principal Subsidiary Undertakings continued

Incorporated and operating in		% held	Products and services
Europe Products & Distribution continued
Germany	Products
	Alulux Beckhoff GmbH & Co. KG	100	Roller shutter and awning systems
	CRH Clay Solutions GmbH	100	Clay brick, pavers and rooftiles
	EHL AG	100	Concrete paving and landscape walling products
	ERHARDT Markisenbau GmbH	100	Roller shutter and awning systems
	Halfen GmbH	100	Construction accessories
	Hammerl GmbH & Co. KG	100	Construction accessories
	Heras-Adronit GmbH	100	Security fencing and access control
	Reuss-Seifert GmbH	100	Construction accessories
	Rhebau Rheinische Beton-und Bauindustrie	100	Water treatment and sewerage products
	GmbH & Co. KG
	Distribution
	Bauking AG	98.25	Builders merchants, DIY stores
	Paulsen & Bräuninger GmbH	100	Sanitary ware, heating and plumbing
Hungary	Products
	Ferrobeton Beton-és Vasbetonelem gyártó Zrt.	100	Precast concrete structural elements
Ireland	Products
	Plaka Ireland Limited	100	Construction accessories
Italy	Products
	Halfen S.R.L., Società Unipersonale	100	Construction accessories
	Plaka Group S.R.L.	100	Construction accessories
Netherlands	Products
	Aluminium Verkoop Zuid B.V.	100	Roller shutter and awning systems
	Calduran Kalkzandsteen B.V.	100	Sand-lime bricks and building elements
	CRH Kleiwaren Beheer B.V.	100	Clay brick manufacturer
	CRH Structural Concrete B.V.	100	Precast concrete structural elements
	Dycore B.V.	100	Concrete flooring elements
	Heras B.V.	100	Security fencing and perimeter protection
	Hylas B.V.	100	Roller shutter and awning systems
	Kooy Baksteencentrum B.V.	100	Clay brick factors
	Mavotrans B.V.	100	Construction accessories
	Struyk Verwo Groep B.V.	100	Concrete paving products
	Distribution
	CRH Bouwmaten B.V.	100	Cash & Carry building materials
	CRH Bouwmaterialenhandel B.V.	100	Builders merchants
	N.V.B. Ubbens Bouwstoffen B.V.	100	Builders merchants
	Royal Roofing Materials B.V.	100	Roofing materials merchant
	Stoel van Klaveren Bouwstoffen B.V.	100	Builders merchants
	Van Neerbos Bouwmaterialen B.V.	100	Builders merchants
	Van Neerbos Bouwmarkten B.V.	100	DIY stores
	Wij©k’s B.V.	100	Builders merchants
Norway	Products
	Halfen AS	100	Construction accessories

Incorporated and operating in		% held	Products and services
Europe Products & Distribution continued
Poland	Products
	CRH Klinkier Sp. z o.o.	100	Clay brick manufacturer
	Ergon Poland Sp. z o.o.	100	Structural concrete products
Romania	Products
	CRH Structural Concrete SRL	100	Structural concrete products
	Elpreco S.A.	100	Architectural concrete products
Slovakia	Products
	Ferrobeton Slovakia, s.r.o.	100	Precast concrete structural elements
	Premac, spol. s.r.o.	100	Concrete paving and floor elements
Spain	Products
	Plakabeton S.L.U.	100	Construction accessories
Sweden	Products
	Tuvan Heras Stängsel AB	100	Security fencing
Switzerland	Products
	Element AG Schweiz	100	Prefabricated structural concrete elements
	F.J. Aschwanden AG	100	Construction accessories
	Distribution
	BR Bauhandel AG (trading as BauBedarf	100	Builders merchants, sanitary ware and ceramic tiles
	and Richner)
	Gétaz Romang Holding AG (trading as Gétaz	100	Builders merchants
	Romang and Miauton)
	Regusci Reco S.A. (trading as Regusci and Reco)	100	Builders merchants

Principal Subsidiary Undertakings continued

Incorporated and operating in		% held	Products and services
Americas Materials
United States	Oldcastle Materials, Inc.	100	Holding company
	APAC Holdings, Inc. and Subsidiaries	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related
			construction activities
	Dolomite Products Company, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Eugene Sand Construction, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Hills Materials Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
	Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
	OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Oldcastle Southern Group, Inc.	100	Aggregates, asphalt, readymixed concrete, aggregates distribution and related
			construction activities
	Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pike Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	P.J. Keating Company	100	Aggregates, asphalt and related construction activities
	Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
	The Shelly Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon New York, Inc.	100	Aggregates, asphalt and related construction activities
	Trap Rock Industries, LLC*	60	Aggregates, asphalt and related construction activities
	West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

Incorporated and operating in		% held	Products and services
Americas Products & Distribution
Argentina	CRH Sudamericana S.A.	100	Holding company
	Canteras Cerro Negro S.A.	99.98	Clay rooftiles, wall tiles and floor tiles
	Cormela S.A.	100	Clay blocks
	Superglass S.A.	100	Fabricated and tempered glass products
Canada	Building Products
	Oldcastle BuildingEnvelope™ Canada, Inc.	100	Custom fabricated and tempered glass products and curtain wall
	Oldcastle Building Products Canada, Inc. (trading as Décor Precast, Groupe Permacon and Oldcastle Enclosure Solutions)	100	Masonry, paving and retaining walls, utility boxes and trenches
	Transpavé, Inc.	100	Hardscape and patio products
Chile	Vidrios Dell Orto, S.A.	99.90	Fabricated and tempered glass products
	Comercial Duomo Limitada	99.90	Wholesaler and retailer of specialised building products
United States	Americas Products & Distribution, Inc.	100	Holding company
	CRH America, Inc.	100	Holding company
	Oldcastle, Inc.	100	Holding company
	Building Products
	Oldcastle Architectural, Inc.	100	Holding company
	Oldcastle Building Products, Inc.	100	Holding company
	Big River Industries, Inc.	100	Lightweight aggregates
	Bonsal American, Inc.	100	Premixed cement and asphalt products
	Glen-Gery Corporation	100	Clay bricks
	Merchants Metals, Inc.	100	Fabrication and distribution of fencing products
	Meadow Burke, LLC	100	Concrete accessories
	Oldcastle APG Northeast, Inc.	100	Specialty masonry, hardscape and patio products
	(trading principally as Anchor Concrete
	Products and Trenwyth Industries)
	Oldcastle APG South, Inc. (trading principally as Adams Products, Georgia Masonry Supply and Northfield Block Company)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG West, Inc. (trading principally as Amcor Masonry Products, Central Pre-Mix Concrete Products, Texas Masonry Products, Miller Rhino Materials, Sierra Building Products and Superlite Block)	100	Specialty masonry and stone products, hardscape and patio products
	Oldcastle BuildingEnvelope™, Inc.	100	Custom fabricated architectural glass
	Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone
	Oldcastle Precast, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural
			elements
	Oldcastle Surfaces, Inc.	100	Custom fabrication and installation of countertops
	Distribution
	Mahalo Acquisition Corp.	100	Holding company
	(trading as G. W. Killebrew)
	Oldcastle Distribution, Inc.	100	Holding company
	Allied Building Products Corp.	100	Distribution of roofing, siding and related products, wallboard, metal studs,
			acoustical tile and grid
	A.L.L. Roofing & Building Materials Corp.	100	Distribution of roofing and related products
	AMS Holdings, Inc.	100	Distribution of drywall, acoustical ceiling systems, metal studs and commercial
			door solutions

Principal Joint Venture Undertakings as at 31 December 2012

Incorporated and operating in		% held	Products and services
Europe Materials
India	My Home Industries Limited	50	Cement
Ireland	Kemek Limited*	50	Commercial explosives
Turkey	Denizli Çimento Sanayii T.A.Ş	50	Cement and readymixed concrete

Europe Products & Distribution

France	Distribution
	Doras S.A.*	57.85	Builders merchants
Netherlands	Distribution
	Bouwmaterialenhandel de Schelde B.V.	50	DIY stores
Portugal	Distribution
	Modelo Distribuição de Materials de	50	Cash & Carry building materials
	Construção S.A.

Americas Materials
United States	American Asphalt of West Virginia, LLC*	50	Asphalt and related construction activities
	American Cement Company, LLC*	50	Cement
	Boxley Aggregates of West Virginia, LLC*	50	Aggregates
	Cadillac Asphalt, LLC*	50	Asphalt
	HMA Concrete, LLC*	50	Readymixed concrete
	Piedmont Asphalt, LLC*	50	Asphalt
	Southside Materials, LLC*	50	Aggregates

Principal Associated Undertakings as at 31 December 2012

Incorporated and operating in		% held	Products and services
Europe Materials
China	Jilin Yatai Group Building Materials Investment Company Limited*	26	Cement
Israel	Mashav Initiating and Development Limited	25	Cement
Spain	Corporación Uniland S.A.*	26.30	Cement, aggregates, readymixed concrete and mortar
Europe Products & Distribution
France	Distribution
	Samse S.A.	21.23	Builders merchants and DIY stores
Netherlands	Distribution
	Intergamma B.V.	48.57	DIY franchisor

Americas Materials
United States	Buckeye Ready Mix, LLC*	45	Readymixed concrete

*	Audited by firms other than Ernst & Young

Pursuant to Section 16 of the Companies Act, 1986, a full list of subsidiaries, joint ventures and associated undertakings will be annexed to the Company’s Annual Return to be filed in the Companies Registration Office in Ireland.